                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                    For more information, contact:
                                         Steve Cohen, 314-991-9209
                                         Or: scohen@commercialfurnituregroup.com

                 THE FALCON COMPANIES EXIT BANKRUPTCY AS CFGROUP
               Company emerges a reliable, stable business partner

     ST. LOUIS, MO - The company formerly known as Falcon Products, Inc. (Pink
Sheets: FCPR.PK), announced today that it has re-branded its corporate entity as
Commercial Furniture Group (CFGroup). CFGroup is the parent company of well-known brands, Shelby Williams, Falcon, Howe, Thonet and Epic.

     The announcement comes after the company's emergence from Chapter 11 bankruptcy on November 15, 2005. CFGroup has new principal owners - affiliates of Oaktree Capital Management, LLC and Whippoorwill Associates, who together manage in excess of $28 billion in assets. Representatives of the new ownership team will serve on the company's Board of Directors and will work with key members of the management team.

     "We are the same company in terms of our industry-leading, well-respected brands," explains CFGroup President John Sumner. "What's changed is that we have re-tooled the internal business structure to operate more efficiently. This will make us a reliable, stable business partner, and it enables us to invest in our products, customers, and associates."

     Specific re-tooling efforts have included streamlining manufacturing into four facilities world-wide - U.S., Mexico, China and Denmark; invigorating the company with investment

capital to focus on development of the core brands; and reorganizing the sales team into vertical markets so all clients are serviced by an industry expert.

     CFGroup brands are some of the best known in the industry, and the company's products are purchased by some of the largest commercial furniture users in the world. CFGroup serves most commercial furniture industries, including restaurant/banquet, education, health care, corporate, government, hotel/lodging, casino, stadium/arena, and retail.

     Sumner explains that a key growth strategy for CFGroup will be committing to the product innovation and high-quality design that made the brands popular in the first place. That, coupled with a "zero defect" approach and a focus on on-time delivery, will ensure CFGroup's continued industry leadership. "We will honor existing customer commitments and installations," Sumner adds.

     To achieve those business goals, CFGroup has developed seven core principles that will guide the organization. They are:

o    To be a reliable, stable business partner;

o    To provide the highest quality products in the industry;

o    To give customers the best products and service possible;

o    To make our associates our most important asset;

o    To be relevant in our various markets;

o    To be a global company focused on both U.S. and international growth;

o    To be driven by well-known and well-respected brands and customers;

     "These core principles - along with new investors and a focused management team - are already invigorating the business," Sumner says. "We intend to live by these principles and do everything possible to achieve them for the sake of all of our stakeholders."

     CFGroup's Vice President of Sales and Marketing, Steve Cohen, says that the company's re-branding effort will be implemented gradually over the next six months. He reinforces that the company will continue to be driven by its key brands, which is how the company is known in its various markets.

     "We will invest in Shelby Williams, Falcon, Howe, Thonet, and Epic," Cohen
says. "We will focus on creating better tools for our clients, product innovation, and excellent customer service."

ABOUT CFGROUP

     Commercial Furniture Group manufactures commercial quality furniture for a wide variety of industries, including education, health care, corporate, government, hotel and lodging, timeshare/leisure, casino, stadium/arena, country club, and retail store planning. CFGroup is the top provider of restaurant and banquet furniture, as well as training and dining tables, and wood seating. The company is home to leading brands, including Shelby Williams, Falcon, Howe,
Thonet, and Epic, and works with some of the largest commercial furniture users in the world. For more information, visit www.commercialfurnituregroup.com or call 1-314-991-9209.

     Falcon has been represented in its chapter 11 case by Stutman, Treister &
Glatt as its reorganization counsel and Imperial Capital, LLC as its financial advisor. Both firms have offices in Los Angeles, California.